Filed 4/15/19
NOT TO BE PUBLISHED IN THE OFFICIAL REPORTS

California Rules of Court, rule 8.1115(a), prohibits courts and parties from citing or relying on opinions not certified for publication or ordered published, except as specified by rule 8.1115(b). This opinion has not been certified for publication or ordered published for purposes of rule 8.1115.

IN THE COURT OF APPEAL OF THE STATE OF CALIFORNIA

SECOND APPELLATE DISTRICT

DIVISION SEVEN

ANN MARGARET COTTER et al.,	B289084

Petitioners,	(Los Angeles County Super. Ct. No. BP159755)

v.

SUPERIOR COURT FOR THE COUNTY OF LOS ANGELES,

Respondent;

JAMES COTTER, JR., et al.,

Real Parties in Interest.

ORIGINAL PROCEEDINGS in mandate. Clifford L. Klein,
Judge. Petition for writ of mandate granted.
Sacks Glazier Franklin & Lodise, LLP, Margaret G. Lodise,
Douglas E. Lawson; Greines Martin Stein & Richland, LLP,
Robert A. Olson and Jeffrey E. Raskin for Petitioners.
No appearance for Respondent.

Sheppard Mullin Richter & Hampton, LLC, Adam F. Streisand, Nicholas J. Van Brunt and Valerie E. Alter for Real Party in Interest, James Cotter, Jr.

Petitioners Ann Margaret Cotter and Ellen Marie Cotter challenge the probate court’s appointment of a trustee ad litem to solicit bids for the potential sale of the trust’s voting stock in Reading International, Inc. We grant the petition for mandate because the party bringing the motion seeking the appointment of the trustee ad litem lacked standing to do so.

BACKGROUND FACTS

A.    James Cotter, Sr. Establishes Reading International, Inc. and Creates the James J. Cotter Living Trust

Over a period of 30 years, James Cotter, Sr. (James, Sr.) built and established Reading International, Inc. (RDI). Currently, RDI operates as a theater operator in six states, the District of Columbia, Australia and New Zealand. RDI also owns retail, commercial and live theater assets in New York, California, Pennsylvania, Australia and New Zealand. RDI is a publicly traded corporation, and has two classes of stock:  Class A, which is non-voting, and Class B, which is voting stock. His three children, James Cotter, Jr. (James, Jr.), Ann Margaret Cotter (Margaret) and Ellen Marie Cotter (Ellen) have all worked for RDI.1

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1    We refer to the parties by their first names to avoid confusion. No disrespect is intended.

On August 1, 2000 James, Sr. settled a living trust that included several subsidiary trusts. The subsidiary trust relevant to this proceeding is a voting stock trust held for the benefit of his grandchildren whose only asset is a controlling percentage of RDI’s Class B voting stock.  The voting stock trust provides:  “It is Trustor’s hope that the voting stock of Reading International (RDI) that is the initial corpus of the Trust be retained for as long as possible. Trustor therefore absolves the Trustee from any duty to diversify, and directs that the Trustee not diversify, and instead retain such voting stock.”2  Margaret is named as the sole trustee of the RDI voting stock trust, and James, Jr. is the first alternate trustee. Ellen is a co-trustee of the living trust and exercises control over the voting stock until it is distributed to the voting stock trust.

James, Sr. died on September 13, 2014. At the time of his death, James, Sr. owned approximately 70 percent of the Class B voting stock, and 2.2 million shares of the Class A stock. Following his death, RDI appointed James, Jr. as CEO, Ellen as Chairman, and Margaret as Vice-Chairman of RDI. However, James, Jr. was terminated in June 2015, and Ellen was then named President and CEO.

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2    The parties dispute whether this instruction allows the Trustee to diversify. Although the plain language appears to show that the settlor instructed the Trustee not to diversify (Wells Fargo Bank v. Marshall (1993) 20 Cal.App.4th 447, 453; Estate of Burris (1961) 190 Cal.App.2d 582, 589), we need not reach this issue.

B.    Patton Vision’s Offer to Purchase the Voting Shares

On May 31, 2016 Patton Vision, LLC made an offer to purchase all the Class A and Class B common stock of RDI for

$17 per share. After considering this offer, as well as a subsequent offer, RDI’s board of directors determined that the proposal was not in the best interest of RDI. On December 19, 2016, Patton Vision offered Ellen $18.50 per share, but she did not respond to the offer.

On January 23, 2017, Patton Vision made an offer to Ellen, Margaret and James, Jr. to purchase the trust’s share of voting stock for $18.50 per share which, at the time, represented a premium of approximately 40 percent over RDI’s current market value. Margaret and Ellen did not respond to the offer.

C.    The Probate Court Appoints a Trustee Ad Litem to Consider Patton Vision’s Offer

On February 9, 2017 James, Jr., characterizing himself as a co-trustee,3  filed an ex-parte petition seeking to appoint a trustee ad litem to consider the offer from Patton Vision, and to “take all actions necessary or appropriate to consummate the sale of the Trust’s RDI shares.” Margaret and Ellen objected to the petition asserting that such action would not only run counter to the settlor’s express instructions not to diversify, but that a

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3    James, Jr. proffered an amendment to the living trust dated June 19, 2014 and naming James, Jr. as a co-trustee of the voting stock trust in support of his motion seeking the appointment of a trustee ad litem for the voting stock trust. However, the probate court invalidated the 2014 amendment on the basis James, Sr. lacked testamentary capacity.

potential sale could disrupt RDI’s execution of its strategic plan, distract management, risk the loss of key personnel, disturb relationships with lenders, and delay realization of various benefits for stockholders. The probate court appointed a guardian ad litem to represent the five grandchildren, and an Evidence Code section 730 expert,4  Ron Miller, to evaluate the offer from Patton Vision.

On March 31, 2017, Miller issued a 22-page report.

Although he admitted that he was neither an attorney nor an expert in valuation, Miller’s report noted: “From a fiduciary standpoint, it is very difficult to argue against a strategy that places the interests of the beneficiaries of the Reading Voting Trust as the primary consideration for the decision of whether or not to consider the offer from Patten [sic] Vision. In doing so, it is also very difficult to argue against a strategy of diversifying the holdings of the trust (assuming the offer is deemed to be reasonable), reducing the downside risk of loss inherent in holding a highly concentrated asset such as stock, and creating liquidity and flexibility for the trustees allowing them to make adjustments to the portfolio as circumstances and economic conditions dictate.” The report further stated: “Given analyst forecasts for the industry, Management’s risk disclosures, the

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4    Evidence Code, section 730 states, in relevant part: “When it appears to the court, at any time before or during the trial of an action, that expert evidence is or may be required by the court or by any party to the action, the court on its own motion or on motion of any party may appoint one or more experts to investigate, to render a report as may be ordered by the court, and to testify as an expert at the trial of the action relative to the fact or matter as to which the expert evidence is or may be required.”

high price volatility of the stock, the strong probability that the share price could decline if the Offer is withdrawn, the execution risks inherent in any business plan and the long-term nature of Management’s strategy, we have grave concerns about the prudence of exposing the beneficiaries to such high risk.” The report also provided that although the language used in the trust “seems to give the trustees a strong argument for holding on to the voting stock and rejecting the offer on the table,” the expert concluded that James, Sr. “clearly contemplated the fact that a circumstance could arise which would warrant the sale of the stock” and “that the most rational way to address the question of whether to sell or retain the stock is to approach it from the standpoint of what is ultimately in the best interest of the beneficiaries.” The guardian ad litem agreed there was a need for diversification, but admitted that his focus was not on whether it was permitted under the terms of the trust.

Margaret and Ellen requested an evidentiary hearing to challenge the findings and recommendations of the section 730 expert. Although the probate court initially indicated “if you want the hearing I can’t avoid it,” it later declined to conduct an evidentiary hearing, reasoning that it was only considering the appointment of a temporary trustee ad litem and not a permanent trustee ad litem.

On August 1 and August 2, 2017, the probate court conducted a hearing to determine whether to appoint a trustee ad litem to pursue the sale of the voting stock. Although both sides submitted declarations in support of their respective positions, the probate court refused to let the parties conduct cross-examination or call live witnesses. On February 14, 2018 the probate court issued its statement of decision and concluded that a trustee ad litem should be appointed pursuant to Probate Code section 15642, subdivision (b),5  that section 1310, subdivision (b) applied to “to these facts, which limits any stay due to an appeal,” and that the trustee ad litem would have “narrow and specific authority to obtain offers to purchase the RDI stock in the voting trust, but not to exercise other powers without court approval, specifically the sale of the company or any other powers possessed by the trustees.” An order and judgment was entered on March 23, 2018.

On March 29, 2018 Margaret and Ellen filed a petition for writ of mandate seeking an order directing the probate court to vacate its order directing the appointment of a trustee ad litem. We issued an order to show cause. 6

DISCUSSION

A.    Standard of Review

“The probate court has general power and duty to supervise the administration of trusts.” (Christie v. Kimball (2012) 202 Cal.App.4th 1407, 1413.) Although the probate court has “wide, express powers to ‘make any orders and take any other action necessary or proper to dispose of the matters presented’ by [a] section 17200 petition’ . . . , [t]he probate court . . . must exercise

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5    Unless otherwise indicated, all statutory references are to the Probate Code.

6    Our order to show cause moots the need to address whether the probate court properly invoked section 1310, subdivision (b), which states that “acts of the fiduciary pursuant to the directions of the court made under this subdivision are valid, irrespective of the result of the appeal.”

those powers ‘within the procedural framework laid out in the governing statutes’ of the Probate Code.” (Babbitt v. Superior Court (2016) 246 Cal.App.4th 1135, 1144.) Whether a party has standing under the Probate Code is a threshold issue we review de novo. (San Luis Rey Racing, Inc. v. California Horse Racing Bd. (2017) 15 Cal.App.5th 67, 73 [“Both standing and the interpretation of statutes are questions of law to which we typically apply a de novo standard of review”]; Neil S. v. Mary L. (2011) 199 Cal.App.4th 240, 249 [“standing is a question of law, particularly where, as here, it depends on statutory provisions conferring standing”].)

B.    James, Jr. Lacks Standing to Seek the Appointment of a Trustee Ad Litem

James, Jr. argues he has standing to seek the appointment of a trustee ad litem for the voting stock trust pursuant to sections 15642 and 17000. Section 17000 gives the probate court exclusive jurisdiction over all proceedings concerning the internal affairs of a trust. (Saks v. Damon Raike & Co. (1992) 7 Cal.App.4th 419, 429). However, under section 17200, only a trustee or beneficiary has standing to petition the probate court concerning the internal affairs of a trust. As section 17200, subdivision (a), states: “Except as provided in Section 15800,7  a trustee or beneficiary of a trust may petition the court under this chapter concerning the internal affairs of the trust or to

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7    Section 15800 states that a contingent beneficiary’s interest in a revocable trust is “merely potential” and that the trustee owes a duty to the settlor or other person holding the power to revoke the trust. (Estate of Giraldin (2012) 55 Cal.4th 1058, 1066-1067.) This provision is not applicable.

determine the existence of the trust.” Based on a plain reading of section 17200, we conclude that James, Jr. lacks standing to seek the appointment of a trustee ad litem as he is neither a beneficiary nor a co-trustee of the voting stock trust. (Heckart v. A-1 Self Storage, Inc. (2018) 4 Cal.5th 749, 757 [“We begin with the plain language of the statute, affording the words of the provision their ordinary and usual meaning and viewing them in their statutory context, because the language employed in the Legislature’s enactment generally is the most reliable indicator of legislative intent.    The plain meaning controls if there is no

ambiguity in the statutory language”]; Gregge v. Hugill (2016) 1 Cal.App.5th 561, 568 [“On its face, section 17200 allows Bennett, as a vested beneficiary of the grandchildren’s trust, to file a petition challenging the validity of the 2008 amendment.”]; Patton v. Sherwood (2007) 152 Cal.App.4th 339, 345 [“Section 17200 provides that only a trustee or ‘beneficiary’ [as defined by section 24] may petition the probate court ‘concerning the internal affairs of a trust’”].8  It makes no difference that James, Jr. is a beneficiary of a separate “administrative trust,” as there is nothing in section 15642, which deals exclusively with the removal of a trustee, which confers standing to seek the appointment of a trustee ad litem under section 17200. “Standing requirements will vary from statute to statute based

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8    See also Barefoot v. Jennings (2018) 27 Cal.App.5th 1, 6-7, review granted December 12, 2018, S251574 [“The plain language of section 17200 demonstrates that only beneficiaries and trustees of the current trust version have standing to petition for review of the internal affairs of that trust.”] The Supreme Court denied the request to depublish Jennings pending review. (Cal. Rules of Court, rule 8.1105(e).)

upon the intent of the Legislature and the purpose for which the particular statute was enacted.” (Blumhorst v. Jewish Family Services of Los Angeles (2005) 126 Cal.App.4th 993, 1000.)

James, Jr.’s other arguments relating to standing are equally without merit. Although James, Jr. claims that any decision relating to the voting stock could affect his interest in the nonvoting stock, and that he retains an interest in the voting stock yet to be distributed to the voting stock trust,9  neither argument changes the fact that James, Jr. is a beneficiary or co- trustee only of a different trust. James, Jr. also does not have standing simply because he is the father of three of the beneficiaries of the voting stock trust. The interests of the grandchildren are being represented by the court appointed guardian ad litem, Christopher D. Carico.10 (Golin v. Allenby (2010) 190 Cal.App.4th 616, 643 [“A guardian ad litem may be appointed in addition to a guardian or conservator appointed under the Probate Code for custody purposes. This is because the role of a guardian ad litem, who is appointed only for purposes of the action, is solely to protect and defend the ward’s interest in the suit”]; Williams v. Superior Court (2007) 147 Cal.App.4th 36, 47 [same].)

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9    The voting stock yet to be distributed is currently being administered in Nevada.

10    The guardian ad litem has not filed any opposition or joined the return.

DISPOSITION

Let a peremptory writ of mandate issue directing the probate court to vacate its March 23, 2018 order and judgment appointing a trustee ad litem, and instead issue a new order denying the ex-parte motion seeking the appointment of a trustee ad litem.

ZELON, Acting P. J.

We concur:

SEGAL, J.

STONE, J.

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    Judge of the Los Angeles Superior Court, assigned by the Chief Justice pursuant to article VI, section 6 of the California Constitution.